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                                                                   EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 22, 2000 relating to the consolidated statement of operations, consolidated statement of stockholders' equity and consolidated statement of cash flows, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.


                         /s/ PricewaterhouseCoopers LLP


New York, New York
March 1, 2002